EXHIBIT 23.1


Eichler Bergsman & Co., LLP                                Gilbert Bergsman
Certified Public Accountants                               Paul Eichler
404 Park Avenue South, New York, New York 10016            Richard M. Plutzer
Tel 212-447-9007                                           Michael E. Silverman


                                    CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of eSAFETYWORLD, Inc.


We consent to the reference to our firm in the Registration Statement (Form S-8) of eSafetyworld, Inc.



/s/Eichler Bergsman & Co., LLP
New York, New York
April 12, 2000